Exhibit 10.11

Assignment Agreement

This Assignment Agreement is made as of this 20th day of April 2012, between Mr. OSCAR ANTONIO BRITO, of legal age, domiciled in the city of Miami, (the “Assignor”), and URBAN PROPERTIES LLC, a limited liability company domiciled and existing in accordance to the laws of the State of Delaware of the United States of America (the “assignee”), the parties hereto agree as follow:

WHEREAS, on February 10, 2012, Assignor entered into an Shares Purchase Option (the “Shares Purchase Option”) with Mr. Alonso Francisco Van der Biest Añez and Mrs. Ana Belen Espinoza de Van der Biest, both of legal age, domiciled in the city of Caracas, Bolivarian Republic of Venezuela (the “Sellers”); and

WHEREAS, Pursuant to the Shares Purchase Option, the Sellers agreed to sell to the Assignor, and the Assignor agreed to purchase, 100% of the shares of “Promotora Alon-Bell, CA.”, a corporation domiciled and existing in accordance to the laws of The Bolivarian Republic of Venezuela, subject to and in accordance with the terms and conditions contained in that document. This company's by-laws were duly registered on May 10'i, 1994, at the Second Commercial Registry of the Judicial Circumscription of Capital District and Miranda State on the Bolivarian Republic of Venezuela, under number 49, volume 35-A-Sndo; and

WHEREAS, Pursuant to the Shares Purchase Option Agreement, assignor declares having paid the amount of $20,000 (TWENTY-THOUSAND US DOLLARS) towards the price of the purchase.

Additionally, assignor is obligated to execute payment of $100,000 (ONE HUNDRED THOUSAND US DOLLARS) owed towards the price of the purchase agreement, on or before May 31, 2012. The remaining price of $400,000 shall be the responsibility of assignee. This amount is due to the seller in the Shares Purchase Option Agreement on or before July 31, 2012.

NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1.

Assignment: The Assignor hereby assigns to the Assignee all of its rights, title and interest into the Shares Purchase Option, with effect as of the current date_ The Assignee hereby assumes all of the Assignor's rights, benefits, privileges and obligations rising of the Shares Purchase Option, and agrees to comply with its terms and conditions.

2.	The Shares Purchase Option: The Assignor delivers to the Assignee a copy of the Shares Purchase Option, signed on February 10, 2012, in the presence of the Fourth Public Notary of the State of Miranda of the Bolivarian Republic of Venezuela, Mrs. Ines Ramon Llovera, and tiled under number 8, volume 15 of the authentications books of this public notary.

3.	Price of the Assignment: The Assignor and Assignee both agree that the price of this transfer is $150,000 (ONE UNDRED AND FIFTY US DOLLARS), which has been paid to the Assignor as follows: A two-year note, with annual interests of 11%, commencing on the date of the execution of this Share Purchase Option,

4.	Covenants and Warranties of the Assignor: The Assignor covenants and warrants that: (i) the Shares Purchase Option is in full force and effect, in accordance with its terms, unamended by the parties thereto; and that (ii) he will notify the Sellers of the execution of this contract and of the assignment that has been agreed.

5.	Warranties of the Assignee: The Assignee warrants that: (i) it is a duly organized company and validly existing by the laws of the place of its organization; and (ii) its representative has the requisite power and authority to execute this agreement.

6.	Notifications: All the notifications regarding this agreement must be addressed to Assignor and Assignee, including requests, demands, claims and any other similar, will be delivered by certified mail or fax to the following addresses or numbers:

Assignor: 888 Brickell Key Dr, Suite 1102, Miami, FL 33131

Assignee: 888 Brickell Key Dr., Suite 1102, Miami, FL 33131.

7.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to its (or any federal) conflict of laws provisions and all matters related to this Agreement shall be in the English language.

/s/ Oscar Brito
OSCAR BRITO

(The Assignor)

/s/ Oscar Brito
URBAN PROPERTIES, LLC
(The Assignor)
By: Oscar Brito
President